PLEDGE AGREEMENT

by and between

TRITEC AMERICAS, LLC

(as Grantor)

and

SOLARMAX RENEWABLE ENERGY PROVIDER, INC.

(as Creditor)

dated as of

December 26, 2019

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this "**Agreement**"), dated as of December 26, 2019 ("**Effective Date**"), is made by and between TRITEC Americas, LLC, a Delaware limited liability company ("**Grantor**"), and SolarMax Renewable Energy Provider, inc., a California corporation ("**Creditor**"). Grantor and Creditor are referred to collectively as the "**Parties**" and individually as a "**Party**."

RECITALS

A. Creditor has deferred payment of funds from Grantor in the aggregate principal amount of $1,349,800.00 (the "**Payment**").

B. Grantor has agreed to secure its obligation to pay the Payment by granting to Creditor a security interest in and Lien on certain assets of Grantor as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

ARTICLE I
DEFINITIONS

1.1 **Defined Terms**.

(a) As used herein, the terms "Instrument" and "Proceeds" have the respective meanings set forth in Article 9 of the UCC, and the terms "Certificated Security", "Security" and "Uncertificated Security" have the respective meanings set forth in Article 8 of the UCC.

(b) As used in this Agreement, the following terms shall have the meanings specified below:

"**Act**" shall have the meaning assigned to such term in Section 5.1(i).

"**Agreement**" shall have the meaning assigned to such term in the preamble to this Agreement.

"**Collateral**" shall have the meaning assigned to such term in Section 2.1.

"**Creditor**" shall have the meaning assigned to such term in the preamble to this Agreement.

"**Discharge Date**" shall mean the date on which the Payment has been paid by Grantor to Creditor.

"**Effective Date**" shall have the meaning assigned to such term in the preamble to this Agreement.

"**Equity Interests**" in any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

"**Event of Default**" shall have the meaning assigned to such term in the Promissory Note.

"**Governmental Authority**" shall mean any federal, state, regional, local or foreign government, or any political subdivision thereof; any governmental, judicial, public or statutory instrumentality, tribunal, commission, court, agency, authority, body or entity; or any other regulatory authority, body or entity having legal jurisdiction over the matter or Person in question.

"**Governmental Rule**" shall mean any law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

"**Grantor**" shall have the meaning assigned to such term in the preamble to this Agreement.

"**Lien**" shall mean any mortgage, chattel mortgage, deed of trust, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest, lease in the nature of a security interest, statutory right in rem or claim of any kind, including any thereof arising under any conditional sale agreement, capital lease, equipment trust agreement or title retention agreement.

"**Organic Documents**" shall mean, for any Person, its articles of organization, certificate of incorporation, certificate of formation, bylaws, operating agreement, partnership agreement, limited partnership agreement or any other document governing the ownership, management or operations of such Person.

"**Payment**" shall have the meaning assigned to such term in the recitals to this Agreement.

"**Person**" shall mean any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, unincorporated association, organization, labor union, Governmental Authority or other entity.

"**Pledged Ownership Interests**" shall have the meaning assigned to such term in Section 2.1(a).

"**Pledged Subsidiary**" shall mean TA Energy XX LLC..

"**Secured Obligations**" shall mean any and all payment obligations of Grantor under this Pledge.

ARTICLE II
THE COLLATERAL

2.1 **Grant**. This Agreement secures, and the Collateral is first priority collateral security for, the prompt and complete payment in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of the Secured Obligations. Grantor hereby pledges and grants to Creditor a security interest in and a Lien on all of Grantor's right, title and interest in and to the following property, wherever located, whether now owned or in the future acquired by Grantor, and whether now existing or in the future coming into existence (all of the property, assets and revenues described in this Section 2.1 being collectively, the "**Collateral**"):

(a) all of the Equity Interests in the Pledged Subsidiary now or hereafter owned by Grantor, in each case together with all certificates (if any) evidencing the same (collectively, the "**Pledged Ownership Interests**"), including without limitation:

(i) all shares, partnership interests, membership interests, Securities, moneys or property representing a dividend on any of the Pledged Ownership Interests, or representing a distribution or return of capital on or in respect of the Pledged Ownership Interests, or resulting from a split-up, revision, reclassification or other like change of the Pledged Ownership Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Ownership Interests;

(ii) in the event of any consolidation or merger in which the Pledged Subsidiary is not the surviving Person, all Equity Interests of any class or character in the successor Person (unless that successor Person is Grantor itself) formed by or resulting from that consolidation or merger; and

(iii) all rights, privileges, authority and power of Grantor under the applicable Organic Documents; and

(b) all Proceeds, products, accessions, rents, profits and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including Proceeds and supporting obligations that constitute property of the type described in clause (a) of this Section 2.1).

2.2 **Reinstatement**. The obligations of Grantor under this Article II and the security interest in, and the Lien on, the Collateral shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Grantor in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Grantor agrees that it will indemnify Creditor on demand for all reasonable and reasonably documented costs and expenses (including reasonable fees of counsel) incurred by Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer, or similar payment under any bankruptcy, insolvency or similar law.

2.3 **Remedies**. If an Event of Default occurs and is not cured or waived, Grantor agrees that, as between Grantor, on the one hand, and Creditor, on the other hand, any payment obligations of Grantor to Creditor under the Promissory Note may, to the extent so permitted by law, be declared to be forthwith due and payable notwithstanding any stay, injunction, or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Grantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations shall forthwith be deemed to have become due and payable for purposes of this Agreement.

2.4 **Continuing Obligation**. The obligations provided in this Article II are continuing obligations and shall apply to all Secured Obligations whenever arising.

2.5 **Perfection**.

(a) Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain, and hereby authorizes Creditor to file, such financing statements and continuation statements and other notices, instruments, documents, agreements, or consents in such offices as are or shall

be necessary or as Creditor may determine to be appropriate to create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral, or to enable Creditor to exercise its remedies, rights, powers and privileges under this Agreement. Grantor shall (i) deliver to Creditor any and all certificates for all Certificated Securities, if any, pledged hereunder, duly endorsed in blank; (ii) with respect to any part of the Pledged Ownership Interests that constitutes an Uncertificated Security pledged hereunder, cause any issuer thereof to register Creditor as the registered owner of such Uncertificated Security or to enter into agreements to establish Creditor's control (within the meaning of Section 8-106 of the UCC) over such Uncertificated Securities; (iii) deliver to Creditor any and all Instruments pledged hereunder, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Creditor may reasonably request; and (iv) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as Creditor may reasonably request to perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral, or to enable Creditor to exercise its remedies, rights, powers and privileges under this Agreement, including during the continuance of an Event of Default, causing any or all of the Collateral to be transferred of record into the name of Creditor as such (and Creditor agrees that if any Collateral is transferred into its name, Creditor will thereafter, upon the request of Grantor, promptly give to Grantor copies of any notices and communications received by it with respect to the Collateral pledged hereunder). Creditor is hereby authorized, but shall have no obligation, to file financing or continuation statements, and amendments to any of the foregoing, in any jurisdictions and with any filing offices as Creditor may determine are necessary or advisable to perfect or otherwise protect the security interest granted to Creditor herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Creditor may determine is necessary or advisable. Grantor shall furnish to Creditor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Creditor may reasonably request, all in reasonable detail.

(b) Grantor shall not file or permit to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which Creditor is not named as the sole secured party.

2.6 **Special Provisions Relating to Securities.**

(a) So long as no Event of Default has occurred that has not been cured or waived, except as provided in the following clause (b) below, Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to its respective Pledged Ownership Interests for all purposes and in any manner not inconsistent with the terms of the Promissory Note; and Creditor shall, at Grantor's expense, execute and deliver to Grantor or cause to be executed and delivered to Grantor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as Grantor may reasonably request for the purpose of enabling Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.6(a).

(b) Grantor agrees that all dividends and other distributions on its respective Pledged Ownership Interests shall be paid to Creditor and, if Creditor so requests, Grantor shall execute and deliver to Creditor appropriate additional dividend, distribution and other orders and instruments to that end. If, notwithstanding the foregoing, any such amounts are remitted directly to Grantor, Grantor shall hold such funds in trust for Creditor and shall promptly remit such amounts to Creditor to be retained by Creditor as part of the Collateral, subject to the terms of this Agreement.

2.7 **Instruments**. So long as no Event of Default has occurred and is continuing, Grantor may retain for collection in the ordinary course of business any Instruments obtained by it, and Creditor will, promptly upon the request, and at the expense of, Grantor, make appropriate arrangements for making any Instruments pledged by Grantor available to Grantor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by Creditor, against a trust receipt or like document.

2.8 **Rights and Obligations**.

(a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize Grantor to pledge, sell or otherwise dispose of any Collateral. Creditor shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

(b) Grantor shall remain liable to perform its respective duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by Creditor of any right, remedy, power, or privilege in respect of this Agreement shall not release Grantor from any of its respective duties and obligations under those contracts and agreements. Creditor shall not have any duty, obligation, or liability under those contracts and agreements or in respect of any permit included in the Collateral by reason of this Agreement, nor shall Creditor be obligated to perform any of the duties or obligations of Grantor under any such contract or agreement or any such permit or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or permit.

2.9 **Release of Collateral**. Upon the Discharge Date, (a) the Liens granted herein shall be deemed to be automatically released and the Collateral shall automatically revert to Grantor with no further action on the part of any Person and (b) upon the request and at the expense of Grantor, Creditor will execute and deliver to Grantor such instruments as Grantor reasonably requests to remove the notation of Creditor as lienholder on any financing statement with respect to the Collateral or such applicable portion of the Collateral or to otherwise release the Liens and security interests created by this Agreement on such Collateral, as the case may be.

ARTICLE III
REPRESENTATIONS AND COVENANTS

3.1 **Representations and Warranties**. Grantor hereby represents and warrants to Creditor on and as of the Effective Date that:

(a) Grantor is the sole record and beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Article II.

(b) No Pledged Ownership Interests are certificated and no Pledged Ownership Interests are "securities" for purposes of Section 8-103 of the UCC as in effect in any relevant jurisdiction.

(c) All of the Pledged Ownership Interests have been or will be duly authorized and validly issued, and are or will be fully paid and non-assessable.

(d) Grantor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(e) Grantor has the right and requisite authority to pledge, assign, transfer, deliver, deposit, and set over the Collateral pledged by it to Creditor as provided herein.

(f) None of the Pledged Ownership Interests has been or will be issued or transferred in violation of the securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(g) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the pledge by Grantor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantor, except to the extent such consent has been obtained and is in full force and effect, and except for the filings described in Section 3.1(i) of this Agreement.

(h) This Agreement has been duly authorized, executed, and delivered by Grantor and constitutes a legal, valid, and binding obligation of Grantor enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

(i) This Agreement is effective to create in favor of Creditor a legal, valid and enforceable security interest in the Collateral and the Proceeds thereof. When certificates representing such Collateral, if any, are delivered to Creditor, and in the case of such Collateral that can be perfected by the filing of financing statements under the UCC, when financing statements are filed under the UCC, this Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Grantor in such Collateral and the Proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person except (i) Liens for taxes not yet due or delinquent, and (ii) [Liens identified in the UCC lien search results attached hereto as Schedule 3.1(i)].

3.2 **Covenants**. Grantor hereby agrees with Creditor that, until the Discharge Date:

(a) Grantor shall maintain the security interest created by this Agreement as a perfected security interest.

(b) Grantor shall defend all of its right, title and interest in, to and under the Collateral against the wrongful claim of any other Person.

(c) Without the prior written consent of Creditor, Grantor will not enter into any agreement or undertaking that could reasonably be expected to materially impair Creditor's right or ability to sell, assign, or transfer any of the Collateral.

(d) Grantor shall preserve, renew and keep in full force and effect its organizational existence.

(e) Without the prior written consent of Creditor, Grantor shall not sell, transfer or otherwise dispose of any of the Collateral.

(f) Grantor will take no action, as contemplated by Section 8-103 of the UCC or otherwise, that would cause any of the Pledged Ownership Interests to fall within the definition of "security" under Article 8 of the UCC, including but not limited to (i) entering into an amendment to the Organic Documents of the Pledged Subsidiary or any other writing or agreement purporting to opt in to Article 8 of the UCC pursuant to Section 8-103 thereof or (ii) transferring any of the Pledged Ownership Interests to a securities account.

(g) Grantor shall not consent to the issuance of any certificate to evidence any of the Pledged Ownership Interests.

ARTICLE IV
RIGHTS OF GRANTOR

4.1 **Rights of Grantor**. Notwithstanding any other provision of this Agreement, as long as no Event of Default shall have occurred and be continuing, and until Creditor shall have given written notice to Grantor of its decision to take action in accordance with Section 5.1, Grantor shall have the right, from time to time, to vote and exercise all other rights with respect to the Collateral, and to receive all income, dividends, and other distributions from the Collateral, or any part thereof, for all purposes not inconsistent with the provisions of this Agreement and the Promissory Note.

ARTICLE V
REMEDIES

5.1 **Events of Default, Etc**. Without limiting the rights, powers, and privileges of Creditor under Article II, if any Event of Default shall have occurred and be continuing:

(a) Creditor in its discretion may require Grantor to, and Grantor shall, to the extent practicable, assemble the Collateral owned by it at such place or places reasonably convenient to both Creditor and Grantor;

(b) Creditor in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, or arrange for payment in installments of, all or any part of the Collateral;

(c) Creditor in its discretion may, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

(d) Until the Discharge Date, to the maximum extent permitted by applicable Governmental Rules, Creditor in its discretion may, upon 10 Business Days' prior written notice to Grantor of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of Creditor or any of its agents, sell, lease, or otherwise dispose of all or any part of such Collateral in any commercially reasonable manner, including at such place or places as Creditor deems best, for cash, for credit, or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by Governmental Rules and cannot be waived), and Creditor or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by applicable Governmental Rules, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Grantor, any such demand, notice and right or equity being hereby expressly waived and released. Creditor may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(e) Creditor shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement

or the Collateral may be asserted, including the right, to the maximum extent permitted by Governmental Rules, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Creditor were the sole and absolute owner of the Collateral (and Grantor agrees to take all such action as may be appropriate to give effect to such right);

(f) Creditor in its discretion may, to the fullest extent provided by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace, and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Grantor irrevocably consents and, to the fullest extent permitted by law, shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment Grantor shall promptly deliver possession of any such Collateral then in its possession to the receiver. Grantor also irrevocably consents to the entry of an order authorizing such receiver to invest upon interest any funds held or received by the receiver in connection with such receivership. To the fullest extent permitted by law, Creditor shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy of the security of the Collateral;

(g) Creditor in its discretion may enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Creditor from pursuing any other or further remedy which it may have hereunder or by law, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Grantor until the Discharge Date. Grantor shall reimburse Creditor upon demand for the reasonable costs and expenses (including reasonable attorneys' fees, transfer taxes and any other charges) incurred by Creditor in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Collateral hereunder;

(h) Grantor hereby irrevocably constitutes and appoints Creditor as the proxy and attorney-in-fact of Grantor with respect to the Collateral, including the right to vote the Pledged Ownership Interests, with full power of substitution to do so; *provided however*, that, unless an Event of Default shall have occurred and be continuing, Creditor shall not have the right to vote the Pledged Ownership Interests or to exercise any other rights, powers, privileges, and remedies to which a holder of the Pledged Ownership Interests would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings). The appointment of Creditor as proxy and attorney-in-fact during the continuance of an Event of Default is coupled with an interest and shall be irrevocable until the Discharge Date. Such proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Ownership Interests on the record books of the pledged entity thereof) by any Person, upon the occurrence and during the continuance of an Event of Default. Notwithstanding the foregoing, Creditor shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; and

(i) If, at any time when Creditor shall determine to exercise its right to sell the whole or any part of the Pledged Ownership Interests hereunder, such Pledged Ownership Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the "<u>Act</u>"), then Creditor may (subject only to applicable Governmental Rules), sell such Pledged Ownership Interests or part thereof by private sale in such commercially reasonable manner as Creditor may deem necessary or advisable, but subject to the other requirements of this <u>Section 5.1</u>, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Creditor may (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Ownership Interests or part thereof could be or shall have been filed under said Act, (ii) approach and negotiate with a single possible purchaser to

effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Ownership Interests or any part thereof. In addition to a private sale as provided above in this Section 5.1, if any of the Pledged Ownership Interests shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 5.1, then Creditor shall not be required to effect such registration or cause the same to be effected but (subject only to applicable Legal Requirements) may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii) as to the content of legends to be placed upon any certificates representing the Pledged Ownership Interests sold in such sale, including restrictions on future transfer thereof;

(iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Grantor and such Person's intentions as to the holding of the Pledged Ownership Interests so sold for investment for its own account and not with a view to the distribution thereof; and

(iv) as to such other matters as Creditor may deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' right and the Act and all applicable state securities laws.

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.1 shall be deposited into an account designated by Creditor and applied in accordance with Section 5.5 hereof.

5.2 **Deficiency**. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.1 are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, Grantor shall remain liable for any deficiency to the extent provided under applicable Legal Requirements.

5.3 **Private Sale**.

(a) Creditor shall not incur any liability as a result of the sale, lease, or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.1 conducted in a commercially reasonable manner. Without limiting the foregoing, Grantor hereby waives any claims against Creditor arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Creditor accepts the first offer received and does not offer the Collateral to more than one offeree. Creditor agrees not to purchase the Collateral in any private sale where a bona fide offer or offers are made to purchase the Collateral by a third party or third parties unrelated to Grantor or any of its officers, directors, owners, employees, or agents.

(b) Grantor recognizes that, by reason of certain prohibitions contained in the Act and applicable state securities laws, Creditor may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. Grantor acknowledges that any such private sales may be at prices and on terms less favorable to Creditor than those obtainable through

a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale conducted in accordance with this Agreement shall be deemed to have been made in a commercially reasonable manner and that Creditor shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.

5.4 **Location; Names, Etc.**. Without at least 10 days' prior written notice to Creditor, Grantor shall not (i) change its jurisdiction of formation, (ii) change its name, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one UCC category to another such category, if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the UCC) over such item of Collateral.

5.5 **Application of Proceeds**. All proceeds received by Creditor in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied first to the repayment of the Promissory Note in accordance with the terms thereof, and any surplus after the Secured Obligations are paid in full to or at the direction of Grantor.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 **Notices**. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be in writing, and shall be effective when actually delivered, when actually received by facsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown below:

If to Grantor, to it at:

TRITEC Americas, LLC
888 Prospect Street, Suite 200
La Jolla, CA 92037
Attn: David H. Trepeck
Email: david@tritec-americas.com

If to Creditor, to it at:

SolarMax Renewable Energy Provider, Inc.
c/o SolarMax Technologies
3080 12th St
Riverside, CA 92507
Attn: David Hsu
Email: davidh@solarmaxtech.com

Any Party may change its address for notices under this Agreement by giving formal written notice to the other Party, specifying that the purpose of the notice is to change the Party's address. For notice purposes, Grantor agrees to keep Creditor informed at all times of Grantor's current address.

6.2 **Amendments**. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, modified or waived only by an instrument in writing signed by Grantor and Creditor.

6.3 **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; *provided however*, that Grantor may not assign or transfer any of its rights or interest in or under this Agreement or delegate any of its obligations under this Agreement without the prior written consent of Creditor, which consent may not be unreasonably withheld or delayed.

6.4 **Survival**. All agreements, statements, representations and warranties made by Grantor herein or in any certificate or other instrument delivered by Grantor or on its behalf under this Agreement shall be considered to have been relied upon by Creditor and shall survive the execution and delivery of this Agreement until the Discharge Date, in each case, regardless of any investigation made by or on behalf of Creditor.

6.5 **No Waiver; Remedies Cumulative**. No failure or delay on the part of Creditor in exercising any right, power or privilege hereunder and no course of dealing between Grantor and Creditor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Creditor would otherwise have.

6.6 **Counterparts**. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or electric transmission in ".PDF" format shall be as effective as delivery of a manually signed original.

6.7 **Captions**. The headings of the several articles and sections and sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

6.8 **Severability**. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.9 **GOVERNING LAW**. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF. THIS AGREEMENT HAS BEEN ACCEPTED BY CREDITOR IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, GRANTOR AGREES UPON CREDITOR'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF SAN FRANCISCO COUNTY, STATE OF CALIFORNIA.

6.10 **Waiver of Jury Trial**. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE PROMISSORY NOTE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.11 **Entire Agreement**. This Agreement, together with any other agreement executed in connection with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.

6.12 **Independent Obligations**. Grantor's obligations under this Agreement are independent of those of any other Person. Creditor may bring a separate action against a Grantor without first proceeding against any other Person or any other security held by Creditor and without pursuing any other remedy.

6.13 **Expenses**. Grantor agrees to pay or to reimburse Creditor for all documented reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by Creditor in any effort to enforce any of the provisions of this Agreement, or any of the obligations of the Grantor in respect of the Collateral or in connection with (a) the preservation of the Liens on, or the rights of Creditor to the Collateral pursuant to this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorneys' fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

[Signature pages follow this page]

IN WITNESS WHEREOF, the Parties have caused this Pledge Agreement to be executed by their duly authorized representatives on the date first written above.

TRITEC Americas, LLC

By: ______________________

Name: David Trepeck
Title: President and Managing Director

SolarMax Renewable Energy Provider, Inc.

By: ______________________

Name: David Hsu
Title: CEO